UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  February 22, 2017
(Date of earliest event reported:  February 21, 2017)

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On February 21, 2017, Haverty Furniture Companies, Inc. (the "Company") issued a press release regarding its results of operations for the quarter and year ended December 31, 2016.  On page three of that release, titled "Haverty Furniture Companies, Inc., Condensed Consolidated Statements of Income and Comprehensive Income," the number for Diluted weighted average shares outstanding: Common Stock for the year ended December 31, 2016 (in thousands) was mistakenly stated as 21,506 shares.  The correct number is 21,847 shares.  The earnings per share noted for the period was correct.  A copy of the corrected press release is furnished as Exhibit 99.1. The attached Exhibit 99.1 is not filed, but is furnished to comply with Regulation FD. The information disclosed in this Item 2.02 Current Report on Form 8-K is not considered to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not subject to the liabilities of that section.
Item 9.01     Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Press Release dated February 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
February 22, 2017	By:
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer